ACQUISITION AGREEMENT AND PLAN OF MERGER

EXTENSION AGREEMENT

This ACQUISITION AGREEMENT AND PLAN OF MERGER EXTENSION AGREEMENT (this “Extension Agreement”) is made as of October 24, 2012, by and among Jameson Stanford Resources Corporation (formerly known as MyOtherCountryClub.com), a Nevada corporation (“Jameson Stanford”), JSR Sub Co, a Nevada corporation and wholly owned subsidiary of Jameson Stanford (“JSR Sub Co”), and Bolcán Mining Corporation, a Nevada corporation (“Bolcán”), and relates to that Acquisition Agreement and Plan of Merger (the “Acquisition Agreement”) dated May 7, 2012. Jameson Stanford, JSR Sub Co, and Bolcán may each be referred to herein as a “Party” and collectively as the “Parties.”

R E C I T A L S

A.	The Parties entered into the Acquisition Agreement on May 7, 2012.

B.	The Acquisition Agreement relates to a transaction whereby JSR Sub Co is to be merged with and into Bolcán (the “Merger”).

C.	The Acquisition Agreement included certain conditions to the consummation of the Merger between and among the Parties, including those listed in Article 5 of the Acquisition Agreement.

D.	The intended closing date of the Merger was originally intended as May 23, 2012.

E.	Because certain of the conditions to the closing of the Merger have not been met, the Parties have agreed to extend the Effective Time (as defined in the Acquisition Agreement) of the Merger to October 29, 2012, or such earlier date as the Parties agree that all conditions to the closing of the Merger have been met, including those set forth in this Extension Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties agree as follows:

1.                   Incorporation of Recitals. The Parties hereby acknowledge the truth and accuracy of the statements made in the above Recitals and incorporate the same herein by this reference.

2.                   Extension of Effective Time of Merger. Subject to the terms and conditions of this Extension Agreement, the Parties hereby agree to extend the Effective Time (as defined in the Acquisition Agreement) to the earlier of (i) October 29, 2012, or (ii) that date on which the Parties agree that all conditions to the closing of the Merger, including those set forth in Article 5 of the Acquisition Agreement.

3.                   Modification of Acquisition Agreement. The Acquisition Agreement is hereby amended and modified as follows:

(a)	Section 4.11(a) is amended to provide for indemnification (to the full extent provided in Section 4.11) from and after the execution of the Acquisition Agreement, rather than “from and after the Effective Time” of the Merger; and

(b)	to the extent necessary to otherwise conform to the terms of this Extension Agreement.

(c)	Except as expressly modified hereby, all of the remaining terms and conditions contained in the Acquisition Agreement shall remain unchanged and in full force and effect.

4.                   Counterparts; Electronic Signatures. This Extension Agreement may be executed in multiple counterparts, each of which shall be deemed an original instrument, and all of which shall constitute a single agreement. The signature of a Party to any counterpart shall be sufficient to legally bind such Party. Any Party may effect the execution and delivery of this Extension Agreement by signing the same and sending a signed copy thereof to Lender or its attorney by facsimile, e-mail, or other form of electronic transmission (each an “Electronic Transmission”). Any signed document sent by Electronic Transmission, including the signature thereon, shall be treated in all respects as an original instrument bearing an original signature.

5.                   Entire Agreement. This Extension Agreement and the Acquisition Agreement constitute the entire understanding and agreement of the Parties with respect to the general subject matter hereof and supersede all prior negotiations, discussions, and agreements with respect thereto. The Parties acknowledge and agree that the Acquisition Agreement and this Extension Agreement may not be contradicted by evidence of any alleged oral agreement. This Extension Agreement may not be amended, modified, or rescinded in any manner except by written agreement signed by the Parties.

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[Signatures on following page.]

SIGNATURE PAGE TO EXTENSION AGREEMENT

Executed and effective as of the date first above written.

Bolcán:

Bolcán Mining Corporation

a Nevada corporation

By:	/s/ Michael Stanford
Michael Stanford, President

Jameson Stanford:

Jameson Stanford Resources Corporation

a Nevada corporation

By:	/s/ Michael Stanford
Michael Stanford, President

JSR Sub Co:

JSR Sub Co

a Nevada corporation

By:	/s/ Michael Stanford
Michael Stanford, President